UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 25, 2021

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, the Board of Directors of PAA GP Holdings LLC (“PAGP GP”), the general partner of Plains GP Holdings, L.P. (“PAGP”) and Plains All American Pipeline, L.P. (the “Registrant” and, collectively with PAGP, “Plains”), approved the promotion, effective March 1, 2021, of Jeremy L. Goebel from Executive Vice President, Commercial to Executive Vice President and Chief Commercial Officer. Harry N. Pefanis, who previously served as President and Chief Commercial Officer, will continue to serve as President. Biographical information regarding Mr. Goebel, including his business experience, as well as information regarding Mr. Goebel’s compensation is included in PAA’s proxy statement dated April 15, 2020. Mr. Goebel’s compensation did not change as a result of his promotion.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As part of our continuing effort to further strengthen our governance structure and our focus on sustainability and “ESG” matters, the Board took the following actions on February 25, 2021:

The Board approved Amendment No. 4 to the Third Amended and Restated Limited Liability Company Agreement of PAGP GP (the “Amendment”) that adds the three Directors who are current or former members of management to the pool of Directors that are subject to public election. Prior to the Amendment, such Directors (who are Greg Armstrong (former CEO), Harry Pefanis (President) and Willie Chiang (current CEO and Chairman of the Board)) were not subject to public election. As a result of the Amendment, each of these Directors has been added to an existing Class and will stand for re-election at the end of the term for that Class: Mr. Armstrong has been added to Class III (term expiring at the 2021 Annual Meeting), Mr. Pefanis has been added to Class II (term expiring at the 2022 Annual Meeting) and Mr. Chiang has been added to Class I (term expiring at the 2023 Annual Meeting). In connection with these actions, should Mr. Armstrong be elected at the 2021 Annual Meeting and effective concurrently therewith, the Board also approved an extension of the term of Mr. Armstrong’s current employment agreement so that the term thereof ends upon the conclusion of the 2024 Annual Meeting. Capitalized terms used but not defined in this Form 8-K shall have the definitions as set forth in the Third Amended and Restated Limited Liability Company Agreement of the Company, as amended. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this item by reference.

The Board approved the formation of a Health, Safety, Environmental and Sustainability (“HSES”) Committee and appointed Larry Ziemba and Chris Temple, both of whom are Independent Directors, to serve as members of that committee. Mr. Ziemba will chair the new committee. The charter for the HSES Committee requires that all of its members shall be Independent Directors. Although not required pursuant to applicable stock exchange requirements for limited partnerships, the Board also mandated that all members of its Compensation Committee and Governance Committee shall be Independent Directors. Consistent with such independence requirements, the current members of these committees have been determined by the Board to be Independent Directors.

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On March 1, 2021, the Registrant issued a press release announcing Mr. Goebel’s promotion as described above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1 –	Amendment No. 4 dated February 25, 2021 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC.
Exhibit 99.1 –	Press Release dated March 1, 2021.
Exhibit 104 –	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: March 3, 2021	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President